CLARK, WILSON
BC's Law Firm for Business

Our File No. 27119-1 / D/JSL/534424.2

December 24, 2003

Melt Inc.
14 John Dykes Avenue
Vaucluse, NSW
Australia 2030

Dear Sirs:

Re: Common Stock of Melt Inc. Registered on Form SB-2

We have acted as counsel to Melt Inc., a Nevada corporation (the "Company"), in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 13,230,000 shares of the Company's common stock for resale by certain selling stockholders named in the Registration Statement, filed on October 22, 2003, which shares of common stock were issued in private placements as described in the Registration Statement.

We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares were duly and validly authorized and issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

CLARK, WILSON

/s/ Clark, Wilson

800 - 885 West Georgia Street
Vancouver, British Columbia
V6C 3H1 Canada

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